SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2010

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2010, the stockholders of Ultra Clean Holdings, Inc. (the “Company”) approved amendments to the Company’s 2003 Amended and Restated Stock Incentive Plan, which includes an increase in share authorization under the plan by 1,500,000 shares (but removes the Company’s ability to increase further the numbers of shares under the plan without stockholder approval) and makes certain other changes to the 2003 Amended and Restated Stock Incentive Plan as described in the Company’s definitive proxy statement filed on April 23, 2010 with the SEC.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2010, the Company held its annual meeting of stockholders.  At the meeting, stockholders considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on April 23, 2010 for the Annual Meeting of Stockholders.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal 1

Election of directors for a one-year term.

Director	For	Withheld	Broker Non-Vote
Susan Billat	10,811,424	1,254,818	4,357,911
John Chenault	10,811,064	1,255,178	4,357,911
Clarence L. Granger	11,143,628	922,614	4,357,911
David T. ibnAle	10,684,201	1,382,041	4,357,911
Leonid Mezhvinsky	7,591,323	4,474,919	4,357,911

Proposal 2

Approval of amendments to the Company’s 2003 Amended and Restated Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
9,547,377	1,905,993	612,872	4,357,911

Proposal 3

Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2010.

For	Against	Abstain
16,388,639	2,267	33,247

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	June 10, 2010	By:	/s/ Kevin (Casey) Eichler
			Name:	Kevin (Casey) Eichler
			Title:	Chief Financial Officer